Shareholder Relations	NEWS RELEASE

288 Union Street, Rockland, MA 02370
Contacts:

Chris Oddleifson
President and
Chief Executive Officer
(781) 982-6660

Denis K. Sheahan

Chief Financial Officer

(781) 982-6341

FOR IMMEDIATE RELEASE

INDEPENDENT BANK CORP.
ANNOUNCES QUARTERLY DIVIDEND

Rockland, MA (June 21, 2012) — The Board of Directors of Independent Bank Corp. (NASDAQ: INDB), parent of Rockland Trust Company, today announced a $0.21 per share dividend which will be payable on July 13, 2012, to stockholders of record as of the close of business on July 2, 2012.

Independent Bank Corp., which has Rockland Trust Company as a wholly owned bank subsidiary, currently has approximately $5 billion in assets. Rockland Trust provides a wide range of consumer, business, investment, and insurance products and services. Rockland Trust Company is a full-service community bank serving Eastern Massachusetts and Cape Cod. To find out more about the products and services available at Rockland Trust Company, please visit our website at www.RocklandTrust.com.

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